                                                                      EXHIBIT 7

                        SECURITY AGREEMENT - SUBSIDIARIES


         AGREEMENT made as of this 6th day of June, 2001, by Select Comfort Retail Corporation, a Minnesota corporation, Select Comfort Direct Corporation, a Minnesota corporation, Select Comfort SC Corporation, a Minnesota corporation, Direct Call Centers, Inc., a Minnesota corporation, and selectcomfort.com corporation, a Minnesota corporation (collectively, the "Debtors" and individually, a "Debtor"), in favor of St. Paul Venture Capital VI, LLC, a Delaware limited liability company, as agent for the holders of the Notes referred to below (the "Secured Party").

         In order to secure the payment of (a) the principal of and interest on the Senior Secured Convertible Notes of Select Comfort Corporation, a Minnesota corporation and the direct or indirect parent corporation of each of the Debtors (the "Company"), payable to the Purchasers named in Schedule 1 of the Note Purchase Agreement referred to below, as such Schedule 1 is amended or deemed amended from time to time in accordance with the terms of the Note Purchase Agreement (the "Purchasers"), or registered assigns, in the aggregate original principal amount of up to $12,000,000 (which notes, together with any notes issued in substitution or exchange therefor, are herein collectively called the "Notes"), issued pursuant to the terms of that certain Note Purchase Agreement dated the date hereof among the Company and the Purchasers (as amended, modified or supplemented from time to time, the "Note Purchase Agreement"), and (b) the obligations of the Debtors, or any of them, under that certain Guaranty dated as of the date hereof by the Debtors in favor of the Secured Party as agent for the holders of the Notes, pursuant to which the Debtors have guaranteed the full and prompt payment of the Notes (the "Guaranty"), and to secure the payment and performance of each and every other debt, liability and obligation of every type and description which the Company or any of the Debtors may now or at any time hereafter owe to the holders of the Notes, or any of them, under this Agreement, the Note Purchase Agreement or any of the other Transaction Documents (as defined in the Note Purchase Agreement), whether such debt, liability or obligation now exists or is hereafter created or incurred and whether such debt, liability or obligation is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (the principal of and interest on the Notes and the obligations of the Debtors, or any of them, under the Guaranty, together with all such other debts, liabilities and obligations, being herein collectively called the "Obligations"), the parties hereto hereby agree as follows:

               1. SECURITY INTEREST AND COLLATERAL. In order to secure the payment and performance of the Obligations, each of the Debtors hereby grants Secured Party a Security Interest (herein called the "Security Interest") in the following property (herein called the "Collateral"):

               (a)      INVENTORY AND SUPPLIES:

                        All inventory and supplies of such Debtor, whether now owned or hereafter acquired and wherever located;

               (b)      EQUIPMENT:

                        All equipment of such Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and record keeping equipment, parts and tools;

               (c)      ACCOUNTS, CONTRACT RIGHTS AND OTHER RIGHTS TO PAYMENT:

                        Each and every right of such Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by such Debtor, out of a rendering of services by such Debtor, out of a loan by such Debtor, out of an overpayment of taxes or other liabilities of such Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which such Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any of the aforementioned payments or against any of the property of such account debtor or other obligor; all including but not limited to all present and future instruments, chattel papers, accounts, contract rights, loans, obligations receivable and tax refunds of such Debtor;

               (d)      INVESTMENT PROPERTY:

                        All investment property of such Debtor, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. government securities; and

               (e)      GENERAL INTANGIBLES:

                        All general intangibles of such Debtor, whether now owned or hereafter acquired, including but not limited to all applications for patents, patents, copyrights, copyright rights, trademarks, trade secrets, goodwill, trade names, customers lists, permits and franchises, and the right to use such Debtor's name;

together with all substitutions and replacements for any of the foregoing property and all products and proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with (i) all accessories, attachments, parts, equipment, accessions and repairs now or hereafter attached or affixed to or used in connection with any such Collateral, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any such Collateral.

               2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each Debtor represents, warrants and agrees that:

                  (a) Such Debtor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and this Agreement has been duly and validly authorized by all necessary corporate action on the part of such Debtor.

                  (b) The Collateral of such Debtor will be used primarily for business purposes.

                  (c) Such Debtor's chief place of business is located at the address shown on Appendix A. Such Debtor's records concerning its accounts and contract rights are kept at such address. Such Debtor's federal employer identification number is correctly set forth on Appendix A.

                  (d) Such Debtor will not change its name or its chief place of business without at least 30 days' prior written notice to the Secured Party.

               3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each Debtor further represents, warrants and agrees that:

                  (a) Such Debtor has (or will have at the time such Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of its Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens (as defined in the Note Purchase Agreement). Such Debtor will defend its Collateral against all claims or demands of all persons other than Secured Party and any holders of Permitted Liens. From and after the date of this Agreement, such Debtor will not sell, encumber or otherwise dispose of the Collateral or any interest therein, except as permitted by the Note Purchase Agreement.

                  (b)  As of the date of this Agreement, the tangible
                  Collateral of such Debtor is located only in the states set forth on Appendix A. Without the consent of Secured Party, such Debtor will not permit any of its tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

                  (c) Such Debtor will not, except in the ordinary course of business and so long as no Event of Default under
                  Section 6 shall have occurred and be continuing, agree to any modification, amendment or cancellation of any right to payment or any instrument, document, chattel paper or other agreement constituting or evidencing its Collateral without the prior written consent of the

                  Secured Party, and will not subordinate any such right of payment to claims of other creditors of the account debtor or other obligor obligated with respect thereto.

                  (d)  Such Debtor will (i) keep all of its tangible
                  Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any of its Collateral (unless the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and adequate reserves have been established therefor in accordance with generally accepted accounting principles) or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all of its Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and Permitted Liens; (iv) keep accurate and complete records pertaining to its Collateral and its business and financial condition and submit to Secured Party such periodic reports concerning its Collateral and its business and financial condition as Secured Party may from time to time reasonably request; (v) promptly notify Secured Party of any loss of or material damage to any material Collateral of such Debtor or of any material adverse change, known to such Debtor, in the prospect of payment of any material sums due on or under any instrument, chattel paper, account or contract right constituting its Collateral; (vi) if Secured Party at any time so requests (whether the request is made before or after the occurrence of any Event of Default under Section 6), promptly deliver to Secured Party any instrument, document or chattel paper constituting its Collateral, duly endorsed or assigned by such Debtor to Secured Party; (vii) at all times keep all of its tangible Collateral insured against risks of fire (including so-called extended coverage), theft and such other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interests; (viii) from time to time execute such financing statements or other documents or instruments as Secured Party may reasonably deem required to be filed in order to perfect the Security Interest, and, if any of its Collateral consists of motor vehicles, execute such documents as may be required to have the Security Interest properly noted on the certificate of title, and, if any of its Collateral consists of investment property, execute such control agreements, and take such commercially reasonable measures to cause any applicable securities issuer or intermediary with respect to such investment property to execute such control agreements, as Secured Party may reasonably require to obtain control over such investment property or, in the absence of such control agreements, transfer such investment property to the Secured Party; (ix) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other expenses (including in each case all reasonable attorneys' fees and disbursements) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution, creation, continuance or enforcement of this Agreement or any or all of the Obligations; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement; and (xi) protect, defend and maintain all patents, copyrights, copyright rights, trademarks, trade secrets, trade names and similar intangibles constituting its Collateral to the extent reasonably advisable for such Debtor's business. If such Debtor at any time fails to perform or observe any agreement contained in this Section 3(d), and if such failure shall continue for a period of ten calendar days after Secured Party gives such Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(d), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of such Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the execution or endorsement of other instruments and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forebearance of money usurious or otherwise illegal under any applicable law, such Debtor shall thereupon pay to the Secured Party, on demand, the amount of all moneys expended and all costs and expenses (including reasonable attorney's fees and disbursements) incurred by Secured Party in connection with or as a result of its performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations or the highest rate permitted by law, whichever is less. To facilitate the performance or observance by Secured Party of such agreements of such Debtor, each Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of such Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Debtor under this Section 3 to the extent Secured Party has the right to perform or observe such agreements as provided in this Section 3.

         4. COLLECTION RIGHTS OF SECURED PARTY. Whether or not Secured Party exercises its rights under Section 7 of this Agreement, Secured Party may at any time after the occurrence and during the continuance of an Event of Default under Section 6, notify any account debtor, or any other person obligated to pay any amount due on or in respect of any Collateral that such right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party, subject to the prior rights, if any, of holders of Permitted Liens. If the Secured Party so requests at any time after the occurrence and during the continuance of an Event of Default, the appropriate Debtors will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due therefrom is payable directly to Secured Party, if the obligations of such holders of Permitted Liens, if any, have been satisfied. At any time after Secured Party or any Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in its own name or in any Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment of any such account debtor or other obligor.

         5. ASSIGNMENT OF INSURANCE. Each Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all rights of such Debtor under or with respect to, any and all policies of insurance covering the Collateral of such Debtor, and each Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before (in the case of any claim in excess of $100,000) and after (in the case of any claim, regardless of amount) the occurrence of an Event of Default, Secured Party may (but need not) in its own name or in any Debtor's name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy. In the event that any tangible Collateral with an aggregate replacement cost of not more than $150,000 is damaged by an insured casualty, and no Event of Default under Section 6 shall have occurred and be continuing, the insurance proceeds shall be applied to the repair and restoration of such property in such manner and on such conditions as the Secured Party may reasonably require.

         6. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default: (a) default shall be made in the performance or observance of any of the terms, covenants or conditions of this Agreement and such default shall continue for a period of 15 days after written notice thereof shall have been given by Secured Party to the defaulting Debtor; or
(b) any representation or warranty contained in this Agreement proves to be false in any material respect as of the time this Agreement was made; or (c) any holder of a Permitted Lien seeks to enforce its lien against any portion of the Collateral; or (d) there shall occur any other Event of Default under and as defined in the Note Purchase Agreement.

         7. REMEDIES AFTER EVENT OF DEFAULT. Upon the occurrence of an Event of Default under Section 6 and at any time during the continuance thereof, Secured Party may, at its option, exercise any one or more of the following rights or remedies: (a) exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Debtor hereby expressly waives); the right to sell, lease or otherwise dispose of any or all of the Collateral; and the right to require each Debtor to assemble its Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; it being expressly understood and agreed that if notice to a Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8) at least ten calendar days prior to the date of intended disposition or other action; and (b) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against the Debtors, or any of them, or against any other person or property. Each Debtor hereby grants Secured Party a non-exclusive, worldwide and royalty free license to use or otherwise exploit all patents, copyrights, copyright rights, trademarks, trade secrets, trade names and similar intangibles that Secured Party deems necessary or appropriate to the disposition of any Collateral.

         8. MISCELLANEOUS. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Debtors are entitled to any surplus and shall remain liable for any deficiency. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to any Debtor under this Agreement shall be in writing and shall be given to such Debtor in care of the Company in the manner and with the effect provided in the Note Purchase Agreement. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights any Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtors and Secured Party and their respective successors and assigns (including without limitation any successor Collateral Agent under and as defined in the Note Purchase Agreement), and shall take effect when signed by Debtors and delivered to Secured Party, and Debtors waive notice of Secured Party's acceptance thereof. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in any of Articles 1, 8 and 9 of the Uniform Commercial Code, as in effect in said state (including but not limited to the terms "inventory", "equipment", "instrument", "document of title", "chattel paper", "account", "contract right", "account debtor", "general intangible", "investment property", "security", "security entitlement", "securities account", "commodity contract" and "commodity account"), shall have the meanings therein stated. The Secured Party may execute this Agreement if appropriate for the purposes of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by any of the Debtors shall have the same force and effect as the original for all purposes of a financing statement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

         9. OTHER PERSONAL PROPERTY. Unless at the time Secured Party takes possession of any tangible Collateral, or within seven days thereafter, a Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of such Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to such Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                SELECT COMFORT RETAIL
                                 CORPORATION


                                By:  /s/ Mark A. Kimball
                                -----------------------------------------------
                                Name:  Mark A. Kimball
                                -----------------------------------------------
                                Title:  Senior Vice President
                                -----------------------------------------------


                                SELECT COMFORT DIRECT
                                 CORPORATION


                                By:  /s/ Mark A. Kimball
                                -----------------------------------------------
                                Name:  Mark A. Kimball
                                -----------------------------------------------
                                Title:  Senior Vice President
                                -----------------------------------------------

                                SELECT COMFORT SC
                                CORPORATION


                                By:  /S/ Mark A. Kimball
                                -----------------------------------------------
                                Name:  Mark A. Kimball
                                -----------------------------------------------
                                Title:  Senior Vice President
                                -----------------------------------------------


                                DIRECT CALL CENTERS, INC.


                                By:  /S/ Mark A. Kimball
                                -----------------------------------------------
                                Name:  Mark A. Kimball
                                -----------------------------------------------
                                Title:  Senior Vice President
                                -----------------------------------------------


                                SELECTCOMFORT.COM
                                 CORPORATION


                                By:  /S/ Mark A. Kimball
                                -----------------------------------------------
                                Name:  Mark A. Kimball
                                -----------------------------------------------
                                Title:  Senior Vice President
                                -----------------------------------------------

                                                                      APPENDIX A


                         APPENDIX TO SECURITY AGREEMENT

SELECT COMFORT RETAIL CORPORATION:

Debtor's Chief Place of Business:

         6105 Trenton Lane North
         Suite 200
         Minneapolis, Minnesota  55442

Debtor's Federal Employer Identification Number:

         41-1749757


States in Which Tangible Collateral is Located:

         All states other than the States of Arkansas, Hawaii, Vermont and Wyoming.

SELECT COMFORT DIRECT CORPORATION:

Debtor's Chief Place of Business:

         6105 Trenton Lane North
         Suite 300
         Minneapolis, Minnesota  55442

Debtor's Federal Employer Identification Number:

         41-1824389

States in Which Tangible Collateral is Located:

         Minnesota

SELECT COMFORT SC CORPORATION:

Debtor's Chief Place of Business:

         6105 Trenton Lane North
         Suite 400
         Minneapolis, Minnesota  55442

Debtor's Federal Employer Identification Number:

         41-1863139

States in Which Tangible Collateral is Located:

         Minnesota
         South Carolina

DIRECT CALL CENTERS, INC.:

Debtor's Chief Place of Business:

         6105 Trenton Lane North
         Suite 500
         Minneapolis, Minnesota  55442

Debtor's Federal Employer Identification Number:

         41-1894273

States in Which Tangible Collateral is Located:

         Minnesota

SELECTCOMFORT.COM CORPORATION:

Debtor's Chief Place of Business:

         6105 Trenton Lane North
         Suite 600
         Minneapolis, Minnesota  55442

Debtor's Federal Employer Identification Number:

         41-1935901

States in Which Tangible Collateral is Located:

         Minnesota